EXHIBIT 4.8

WARRANT FOR 133,334 SHARES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE WARRANT HOLDER’S COUNSEL, ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

COMMON STOCK PURCHASE WARRANT

No. W-RAB-4

THIS CERTIFIES that, for good and valuable consideration received, RAB Special Situations (Master) Fund Limited or a registered assignee (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Corporation”), up to One Hundred Thirty-Three Thousand Three Hundred Thirty-Four (133,334) fully paid and nonassessable shares of common stock, par value U.S.$.0001, of the Corporation (“Warrant Stock”) at a purchase price per share (the “Exercise Price”) of U.S. Two Dollars and Fifty Cents (U.S.$2.50) (the “Warrant”).

1. Term of Warrant.

Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time on or after the date hereof and at or prior to 11:59 p.m., Pacific Standard Time, on April 19, 2009 (the “Expiration Time”).

2. Exercise of Warrant; 9.9% Exercise Limitation; No Net Cash Settlement.

(a) The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Corporation, ImmunoCellular Therapeutics, Ltd., Attention: President, 1999 Avenue of the Stars, 11th Floor, Los Angeles, California 90067 (or such other office or agency of the Corporation as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Corporation), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Corporation or by cancellation of indebtedness of the Corporation to the Holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of shares of Warrant Stock so purchased.

(b) The Corporation shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(a) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of the Corporation’s common stock beneficially owned by the Holder and its affiliates shall include the number of shares of Warrant Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Warrant Stock which would be issuable upon (1) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (2) exercise, conversion, or exchange of the unexercised, unconverted, or non-exchanged portion of any other securities of the Corporation (including, without limitation, any other warrants) subject to a limitation on conversion, exercise, or exchange analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, and the determination of whether a person or entity is an “affiliate” of the Holder shall also be made in accordance with the Exchange Act, the United States Securities Act of 1933, and the rules and regulations under such acts. To the extent that the limitation contained in this Section 2(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(b), in determining the number of outstanding shares of the Corporation’s common stock, the Holder may rely on the number of outstanding shares of common stock as reflected in (x) the Corporation’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Corporation, or (z) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of common stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within one trading day confirm orally and in writing to the Holder the number of shares of its common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Corporation’s common stock outstanding immediately after giving effect to the issuance of shares of Warrant Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(b) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Corporation to change the Beneficial Ownership Limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(c) Notwithstanding anything to the contrary in this Warrant or in any other agreement between the Corporation and the Holder, under no circumstances will the Corporation be required to net cash settle this Warrant upon its exercise.

3. Issuance of Shares; No Fractional Shares of Scrip.

Certificates for shares purchased hereunder shall be delivered to the Holder by the Corporation’s transfer agent at the Corporation’s expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or, subject to applicable laws, such other name as shall be requested by the Holder. If, upon exercise of this Warrant, fewer than all of the shares of Warrant Stock evidenced by this Warrant are purchased prior to the Expiration Time, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Warrant Stock not purchased upon exercise of this Warrant. The Corporation hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid, and nonassessable and free from all taxes, liens, and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder). The Corporation agrees that the shares so issued shall be and will be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4. Registration Rights.

Pursuant to the terms of the Subscription Agreement between the Corporation and the Holder (including the appendices thereto) signed in connection with the issuance of this Warrant, certain registration rights apply to the Warrant Stock. See the Subscription Agreement for a full description of the registration rights applicable to the Warrant Stock and the limitations on such rights.

5. Charges, Taxes, and Expenses.

Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form to be provided by the Corporation duly executed by the Holder.

6. No Rights as a Stockholder.

This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation prior to the exercise hereof.

7. Exchange and Registry of Warrant.

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange. The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction, or Mutilation of Warrant.

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant and in case of loss, theft, or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, and Holidays.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or that is a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday, or legal holiday.

10. Merger, Sale of Assets, Etc.

If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale, or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale, or conveyance by a Holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale, or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale, or conveyance is not equity securities, the Corporation shall give the Holder of this Warrant ten business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

11. Subdivision, Combination, Reclassification, Conversion, Etc.

If the Corporation at any time shall by subdivision, combination, reclassification of securities, or otherwise, change the Warrant Stock into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Stock (or other securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification, or other change) as the result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Stock or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately reduced or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Corporation shall give the Holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

12. Transferability; Compliance with Securities Laws.

(a) This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable United States and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Corporation referred to in Section 2 hereof. Any such transfer shall be made in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

(b) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Stock issuable upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Warrant Stock so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c) The Warrant Stock has not been and will not be registered under the United States Securities Act of 1933, as amended, and this Warrant may not be exercised except by (i) the original purchaser of this Warrant from the Corporation or (ii) an “accredited investor” as defined in Rule 501(a) under the United States Securities Act of 1933, as amended. Each certificate representing the Warrant Stock or other securities issued in respect of the Warrant Stock upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL BE ESTABLISHED BY AN OPINION OF COUNSEL TO THE HOLDER SATISFACTORY TO COUNSEL FOR THE CORPORATION.

13. Representations and Warranties.

The Corporation hereby represents and warrants to the Holder hereof that:

(a) during the period that this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

(b) the issuance of this Warrant shall constitute full authority to the Corporation’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

(c) the Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder, and to carry out and perform its obligations under the terms of this Warrant;

(d) all corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery, and performance of this Warrant by the Corporation, the authorization, sale, issuance, and delivery of the Warrant Stock, the grant of registration rights as provided herein, and the performance of the Corporation’s obligations hereunder has been taken;

(e) the Warrant Stock, when issued in compliance with the provisions of this Warrant and the Corporation’s Certificate of Incorporation (as they may be amended from time to time), will be validly issued, fully paid, and nonassessable, and free of all taxes, liens, or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States and state securities laws; and

(f) the issuance of the Warrant Stock will not be subject to any preemptive rights, rights of first refusal, or similar rights.

14. Governing Law.

This Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer.

Dated: April 19, 2007

IMMUNOCELLULAR THERAPEUTICS, LTD.

By:	/s/ David Wohlberg
David Wohlberg, President

NOTICE OF EXERCISE

To:	ImmunoCellular Therapeutics, Ltd.

(1)	The undersigned hereby elects to purchase shares of common stock of ImmunoCellular Therapeutics, Ltd. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)	In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any state securities laws.

(3)	Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Tax I.D. No.)

(4)	The undersigned represents that (a) he, she, or it is the original purchaser from the Corporation of the attached Warrant or an ‘accredited investor’ within the meaning of Rule 501(a) under the United States Securities Act of 1933, as amended, and (b) the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Date:

(Signature)